EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of WNC California Housing Tax Credits III, L.P. (the "Partnership") for the quarter ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas J. Riha, Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions require the filing of an opinion of registiered public accountants to accompany the Partnership's annual financial statements; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




/s/THOMAS J. RIHA
-----------------
Thomas J. Riha
Senior Vice President and Chief Financial Officer of WNC & Associates, Inc. February 17, 2006